Exhibit 99.(a)(1)(lxxii)

Dated as of July 15, 2014

HUDBAY MINERALS INC.

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EQUITY FINANCIAL TRUST COMPANY

WARRANT INDENTURE

Providing for the Issue of
Common Share Purchase Warrants

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Words Importing the Singular	6
1.3	Headings, etc.	6
1.4	Applicable Law	7
1.5	Language Clause	7
1.6	Statutory References	7
1.7	Business Day	7
1.8	Meaning of Outstanding	7
1.9	Currency	7
1.10	Conflicts	7

ARTICLE 2 ISSUE OF WARRANTS		8
2.1	Issue and Terms of Warrants	8
2.2	Form of Warrants, Certificated Warrants	8
2.3	Book Entry Only Warrants	9
2.4	Warrant Certificate	11
2.5	Issue of Global Warrant	12
2.6	Register of Warrants	14
2.7	Warrantholder not a Shareholder	15
2.8	Issue in Substitution for Lost Warrant Certificates	15
2.9	Exchange of Warrant Certificates	16
2.10	Transfer and Ownership of Warrants	16
2.11	Cancellation of Surrendered Warrants	17
2.12	Warrants to Rank Pari Passu	17

ARTICLE 3 EXERCISE OF WARRANTS		18
3.1	Right of Exercise	18
3.2	Extension	18
3.3	Method of Exercise of Warrants	18
3.4	In-the-Money Settlement	20
3.5	Effect of Exercise of Warrant Certificates	20
3.6	Partial Exercise of Warrants; Fractions	22
3.7	Expiration of Warrants	22
3.8	Accounting and Recording	23
3.9	Postponement of Delivery of Certificates	23
3.10	Securities Restrictions	23
3.11	Improper Exercise Form	24

ARTICLE 4 ADJUSTMENT OF SUBSCRIPTION RIGHTS AND EXERCISE PRICE		24
4.1	Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise	24
4.2	Rules Regarding Calculation of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise	28
4.3	Postponement of Subscription	30
4.4	Certificate as to Adjustment	31

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4.5	Notice of Special Matters	31
4.6	Protection of Warrant Agent	31

ARTICLE 5 PURCHASES BY THE CORPORATION		32
5.1	Warrant Purchases by the Corporation	32

ARTICLE 6 COVENANTS OF THE CORPORATION		32
6.1	To Reserve Sufficient Common Shares	32
6.2	To Cause Common Shares to be Issued	32
6.3	Common Shares Fully Paid	32
6.4	To Maintain Corporate Existence	32
6.5	To List Common Shares	32
6.6	To Maintain Reporting Issuer Status	33
6.7	To Pay Warrant Agent’s Remuneration	33
6.8	To Perform Covenants	33
6.9	Provide Notice of Default	33
6.10	Warrant Agent May Perform Covenants	33

ARTICLE 7 ENFORCEMENT		34
7.1	Warrantholders May Not Sue	34
7.2	Suits by Warrantholders	35
7.3	Warrant Agent May Institute All Proceedings	35
7.4	Immunity of Shareholders, etc.	35
7.5	Limitation of Liability	35

ARTICLE 8 SUCCESSOR ENTITIES		36
8.1	Successor Entities	36

ARTICLE 9 MEETINGS OF WARRANTHOLDERS		36
9.1	Right to Convene Meeting	36
9.2	Notice of Meeting	36
9.3	Chairman	37
9.4	Quorum	37
9.5	Power to Adjourn	37
9.6	Show of Hands	37
9.7	Poll	37
9.8	Voting	38
9.9	Regulations	38
9.10	Corporation and Warrant Agent may be Represented	39
9.11	Powers Exercisable by Extraordinary Resolution	39
9.12	Meaning of “Extraordinary Resolution”	40
9.13	Powers Cumulative	41
9.14	Minutes	41
9.15	Instruments in Writing	41
9.16	Binding Effect of Resolutions	42
9.17	Holdings by Corporation and Subsidiaries Disregarded	42

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ARTICLE 10 NOTICES AND EVIDENCE OF OWNERSHIP		42
10.1	Notice to Corporation	42
10.2	Notice to Warrantholders	42
10.3	Mail Service Interruption	43
10.4	General	43
10.5	Notice to Warrant Agent	43
10.6	Ownership and Transfer of Warrants	43

ARTICLE 11 CONCERNING THE WARRANT AGENT		44
11.1	Conflict of Interest	44
11.2	Replacement of Warrant Agent	44
11.3	Evidence, Experts and Advisers	45
11.4	Warrant Agent May Deal in Warrants	47
11.5	Warrant Agent Not Ordinarily Bound	47
11.6	Warrant Agent not Required to Give Security	47
11.7	Appointment of Warrant Agent and Acceptance of Trust	47
11.8	Not Bound to Act	47
11.9	Privacy Clause	48
11.10	Force Majeure	48
11.11	Securities and Exchange Commission Matters	49
11.12	Rights and Duties of Warrant Agent	49

ARTICLE 12 SUPPLEMENTAL INDENTURES		50
12.1	Supplemental Indentures	50

ARTICLE 13 GENERAL		52
13.1	Counterparts	52
13.2	Formal Date	52
13.3	Sole Benefit of Parties and Warrantholders	52
13.4	Assignment	52
13.5	Successors	52
13.6	Further Assurances	53
13.7	Severability	53
13.8	Entire Agreement	53

ADDENDA

Schedule A (Form of Warrant Certificate)

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THIS WARRANT INDENTURE made as of July 15, 2014 BETWEEN:

HUDBAY MINERALS INC., a corporation existing under the laws of Canada

(the “Corporation”)

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EQUITY FINANCIAL TRUST COMPANY, a trust company existing under the laws of Canada, having an office in the City of Toronto, Ontario

(the “Warrant Agent”)

WHEREAS the Corporation has agreed to issue up to 23,479,622 Warrants (as hereinafter defined) as partial consideration for common shares of Augusta Resource Corporation (“Augusta”) pursuant to an offer dated February 10, 2014 (as subsequently amended and extended and as may be further amended from time to time, including by the notice of variation and extension dated July 2, 2014) from the Corporation to Augusta’s shareholders;

AND WHEREAS each whole Warrant will entitle the holder thereof to purchase one Common Share at the price and upon the terms and conditions and subject to adjustment as herein set forth;

AND WHEREAS for such purpose the Corporation deems it necessary to create and issue Warrants constituted and issued in the manner hereinafter provided;

AND WHEREAS the Corporation is duly authorized to create and issue the Warrants to be issued as herein provided;

AND WHEREAS as of the date hereof the Corporation has an effective Registration Statement (as defined below) under the U.S. Securities Act (as defined below);

AND WHEREAS all things necessary have been done and performed to make the Warrants, when issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture;

AND WHEREAS the foregoing recitals are made as statements of fact by the Corporation and not the Warrant Agent;

NOW THEREFORE IT IS HEREBY AGREED AND DECLARED as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Indenture and in the Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith, the expressions following have the following meanings:

(a)                                 “Applicable Securities Laws” means the applicable securities laws and regulations, of each of the Provinces and Territories of Canada and the applicable federal and state securities laws and regulations of the United States, including the U.S. Securities Act and the Exchange Act, together with all related rules, policies, notices and orders of applicable regulatory authorities;

(b)                                 “Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Warrant Agent, and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.4 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(c)                                  “Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository;

(d)                                 “business day” means any day (other than a Saturday, Sunday or statutory holiday in Toronto, Ontario) on which the principal office of the Warrant Agent is open for business;

(e)                                  “By-Law Number 1” means the By-Law Number 1 of the Corporation;

(f)                                   “Capital Reorganization” has the meaning attributed to it in Section 4.1(e);

(g)                                  “Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule A, attached hereto;

(h)                                 “close of business” means 5:00 p.m. (Toronto time) on the relevant business day;

(i)                                     “Common Shares” means the common shares of the Corporation, as they exist at the close of business on July 15, 2014, and if there is an adjustment to subscription rights under Article 4, “Common Shares” will thereafter mean the common shares or other securities or property purchasable on exercise of the Warrants as a result of such adjustment;

(j)                                    “Common Share Reorganization” has the meaning attributed to it in Section 4.1(b);

(k)                                 “Corporation” means HudBay Minerals Inc. and includes any successor entity to or of the Corporation that has complied with the provisions of Article 8;

(l)                                     “Corporation’s auditors” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(m)                             “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained by the Warrant Agent or retained or employed by the Corporation and acceptable to the Warrant Agent, which may be counsel to the Corporation;

(n)                                 “current market price” of the Common Shares, as at any date, means the weighted average price per Common Share (expressed in Canadian dollars) on the Toronto Stock Exchange, or if the Common Shares are not listed on the Toronto Stock Exchange on that date, on any stock exchange on which the Common Shares are listed on that date as the directors may select for this purpose, or if the Common Shares are not listed on any stock exchange on that date, in the over-the-counter market as the directors may select, for the period of 20 consecutive trading days ending on (and including), in the case of the Expiry Date, the trading day immediately before the Expiry Date, and in any other case, the fifth trading day before that date; or if the Common Shares are not traded in any over-the-counter market, the current market price means the fair market value of the Common Shares, as determined by the directors of the Corporation in good faith; and for the purpose of this definition, the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold during such period of 20 consecutive trading days on such exchange or market, as the case may be, by the total number of Common Shares so sold;

(o)                                 “Depository” means CDS Clearing and Depository Services Inc., The Depository Trust Company or such other person as is designated in writing by the Corporation to act as depository in respect of the Warrants;

(p)                                 “director” means a director of the Corporation and “directors” or “board of directors” means the board of directors of the Corporation or, whenever duly empowered, a committee of the board of directors of the Corporation or similar body if the Corporation ceases to be a corporation, and reference to action by the directors means action by the directors of the Corporation as a board or action by the duly empowered committee as a committee;

(q)                                 “distributions paid in the ordinary course” means dividends or other distributions that are regularly scheduled or recurring or intended to be recurring in the ordinary course paid on the Common Shares, including pursuant to the Corporation’s then applicable dividend policy, as such a policy may exist from time to time, whether in (1) cash, (2) shares of the Corporation, (3) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referenced in Section 4.1(c), 4.1(d) or 4.1(f)) or (4) property or other assets of the Corporation or any of its subsidiaries, in amounts determined by the directors in their discretion; for greater certainty, the amount of a distribution will not be determinative of whether a distribution is a “distribution paid in the ordinary course”;

(r)                                    “DTC” means The Depository Trust Company and its successors;

(s)                                   “Exchange Act” has the meaning attributed to it in Section 11.11;

(t)                                    “Exercise Form” means the exercise form forming part of the Warrant Certificate in the form set forth in Schedule A hereto to be completed by the Warrantholder in order to exercise the Warrants;

(u)                                 “Exercise Price” means in lawful money of Canada $15.00 per Common Share, unless such price has been adjusted in accordance with Section 4.1 in which case it will mean the adjusted price in effect at such time;

(v)                                 “Expiry Date” means July 20, 2018 or such later date to which expiry of the Warrants may be extended as described in Section 3.2;

(w)                               “extraordinary resolution” has the meaning attributed to it in Sections 9.12 and 9.15;

(x)                                 “Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the applicable Depository represented by an Uncertificated Warrant, or if requested by the applicable Depository or the Corporation, by a Warrant Certificate;

(y)                                 “holder” or “Warrantholder” means a registered holder of Warrants whose name appears on the register maintained by the Warrant Agent, and for greater certainty, shall include the Depository as well as a holder of Uncertificated Warrants appearing on the register of the Warrant Agent;

(z)                                  “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(aa)                          “In-the-Money Settlement” has the meaning attributed to it in Section 3.4;

(bb)                          “In-the-Money Settlement Notice” has the meaning attributed to it in Section 3.4;

(cc)                            “In-the-Money Value” means the excess, if any, of the current market price of the Common Shares on the Expiry Date over the Exercise Price;

(dd)                          “Officer’s Certificate” means a certificate signed by any of the Chairman, the Chief Executive Officer, the Chief Financial Officer, or the Corporate Secretary of the Corporation;

(ee)                            “Participant” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants;

(ff)                              “Person” includes any individual, corporation, company, partnership, association, joint venture, trust, government or governmental authority or other entity;

(gg)                            “Registration Statement” means a registration statement filed with the SEC under the U.S. Securities Act and relating to the issuance of the Common Shares upon exercise of the Warrants;

(hh)                          “Regulation S” means Regulation S under the U.S. Securities Act;

(ii)                                  “Rights Offering” has the meaning attributed to it in Section 4.1(c);

(jj)                                “Rights Offering Price” has the meaning attributed to it in Section 4.1(f);

(kk)                          “Rights Period” has the meaning attributed to it in Section 4.1(c);

(ll)                                  “SEC” means the United States Securities and Exchange Commission;

(mm)                  “Share Certificate” means a certificate evidencing Common Shares;

(nn)                          “Special Distribution” has the meaning attributed to it in Section 4.1(d);

(oo)                          “Stock Exchange” means, at any time, such stock exchanges on which, at such time and within the preceding 20 consecutive trading days, the Common Shares are listed, which, at the date hereof, are the Toronto Stock Exchange, the New York Stock Exchange and the Bolsa de Valores de Lima;

(pp)                          “subsidiary” means any entity of which more than 50% of the votes attached to the outstanding voting securities are owned by or for the Corporation;

(qq)                          “successor entity” has the meaning attributed to it in Section 8.1;

(rr)                                “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof”, and similar expressions refer to this common share purchase warrant indenture and not to any particular Article, section, clause, subdivision or other portion hereof, and include each instrument supplemental or ancillary hereto or required to implement this Indenture;

(ss)                              “Time of Expiry” means 5:00 p.m. (Toronto time) on the Expiry Date;

(tt)                                “trading day” means, with respect to any Stock Exchange or any other market for securities, any day on which the exchange or market is open for trading or quotation;

(uu)                          “Transaction Instruction” means a written order signed by the Depository or electronic confirmation from the Depository, entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Warrant Agent, requesting one or more such actions to be taken in respect of an Uncertificated Warrant;

(vv)                          “U.S. Person” means a “U.S. person” as that term is defined in Regulation S;

(ww)                      “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(xx)                          “Uncertificated Warrant” means any Warrant which is not a Certificated Warrant;

(yy)                          “United States” means the “United States” as that term is defined in Regulation S;

(zz)                            “Warrant Agency” means the principal transfer office of the Warrant Agent in Toronto, or such other place as may be designated by the Corporation with the approval of the Warrant Agent;

(aaa)                   “Warrant Agent” means Equity Financial Trust Company or its successor or successors for the time being as warrant agent hereunder;

(bbb)                   “Warrant Certificate” means a certificate evidencing a Warrant issued and certified hereunder and for the time being outstanding;

(ccc)                      “Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders holding in the aggregate not less than 25% of the total number of Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein; and

(ddd)                   “Warrants” means the whole warrants of the Corporation issued hereunder whereby Warrantholders have the right to purchase Common Shares at the Exercise Price and/or receive cash consideration as provided for in Section 3.4 on the terms and conditions and subject to adjustments herein set forth.

1.2                               Words Importing the Singular

Words importing the singular number include the plural and vice versa and words importing gender include the feminine gender and vice versa and words importing individuals include firms and corporations and vice versa.

1.3                               Headings, etc.

The division of this Indenture into Articles and sections, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.4                               Applicable Law

This Indenture and the Warrant Certificates will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.5                               Language Clause

Les parties aux présentes ont éxigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient redigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

1.6                               Statutory References

References in this Indenture to any statute will be deemed to be references to that statute including any regulations made under that statute, as amended, re-enacted or replaced from time to time.

1.7                               Business Day

Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Warrant Certificates on or as of a day that is not a business day, that payment must be made and the other action must be taken on or as of the next day that is a business day.

1.8                               Meaning of Outstanding

Each Warrant certified and delivered by the Warrant Agent under this Indenture will be deemed to be outstanding until it is cancelled or delivered to the Warrant Agent for cancellation, as the case may be, or until the Warrants have been exercised or terminated pursuant to the terms of this Indenture, provided that, when a new Warrant Certificate has been issued in substitution for a Warrant Certificate that has been lost, stolen, mutilated or destroyed, only one of such Warrant Certificates will be counted for the purposes of determining the number of Warrants outstanding.

1.9                               Currency

All references to currency herein are to lawful money of Canada. All references to cash payments shall include payments by bank draft, wire transfer, money order or certified cheque in lawful money of Canada.

1.10                        Conflicts

In the event there is any conflict between this Indenture and any Warrant Certificate, the provisions of this Indenture will govern and prevail.

ARTICLE 2
ISSUE OF WARRANTS

2.1                               Issue and Terms of Warrants

(a)                                 Up to 23,479,622 Warrants, entitling the holders thereof to purchase, on and subject to the terms of Article 3 hereof, an aggregate of up to 23,479,622 Common Shares (or such indeterminate number of Common Shares as may be required to be issued pursuant to the adjustments referred to in Article 4 hereof), are hereby created and authorized to be issued upon delivery to the Warrant Agent of a written order of the Corporation to that effect.

(b)                                 Each whole Warrant will entitle the holder thereof to purchase, on, but not prior to, the Expiry Date, and subject to the terms of Article 3 hereof, one Common Share (subject to adjustment in accordance with Article 4 hereof) at a price equal to the Exercise Price (subject to adjustment in accordance with Article 4 hereof).

(c)                                  No fractional Warrants or certificates evidencing fractional Warrants will be issued or otherwise provided for and any fractional entitlements will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number of Warrants.

(d)                                 The number of Common Shares that may be purchased pursuant to the Warrants will be adjusted in the events and in the manner specified in Article 4.

(e)                                  By written order of the Corporation, the Warrant Agent shall deliver Warrant Certificates to Warrantholders and record the name of the Warrantholders on the Warrant register. Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2                               Form of Warrants, Certificated Warrants

(a)                                 The Warrants may be issued in both certificated and uncertificated form. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule A hereto, which shall be dated as of the issue date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.3.

(b)                                 If, at the time of issue of any of the Warrants, there are restrictions on resale under Applicable Securities Laws on such Warrants, the Corporation may, on the advice of Counsel, endorse the Warrant Certificates with respect to those restrictions.

(c)                                  Each Warrant Certificate, as well as all certificates issued in exchange for or in substitution or on transfer of such Warrant Certificate will bear a legend to the following effect:

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON, BUT NOT PRIOR TO, JULY 20, 2018 (OR SUCH OTHER DATE TO WHICH THE EXPIRY DATE MAY BE EXTENDED BY THE CORPORATION, FROM TIME TO TIME, PURSUANT TO SECTION 3.2 OF THE WARRANT INDENTURE) BEFORE 5:00 P.M. (TORONTO TIME) ON SUCH DATE, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

(d)                                 Notwithstanding any other provision in this Indenture, the Warrant Agent will not be responsible for ensuring compliance by the Warrantholders or the Corporation with Applicable Securities Laws or the laws of any other jurisdiction. The Warrant Agent shall be entitled to process all transfers and exercises of Warrants upon the presumption that such exercises are permissible pursuant to Applicable Securities Laws and regulatory requirements and the terms of this Indenture and the related Warrant Certificates.

2.3                               Book Entry Only Warrants.

(a)                                 Registration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, or as determined by the Corporation, from time to time. Except as provided in this Section 2.3, owners of beneficial interests in any Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in Section 2.6 herein.

(b)                                 Notwithstanding any other provision in this Indenture, no Global Warrants may be exchanged in whole or in part for Warrants registered, and no transfer of any Global Warrants in whole or in part may be registered, in the name of any Person other than the Depository for such Global Warrants or a nominee thereof unless:

(i)                                     the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants and the Corporation is unable to locate a qualified successor;

(ii)                                  the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Global Warrants and the Corporation is unable to locate a qualified successor;

(iii)                               the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(iv)                              the Corporation determines that the Warrants shall no longer be held as Book Entry Only Warrants through the Depository;

(v)                                 such right is required by applicable law, including Applicable Securities Laws, as determined by the Corporation and the Corporation’s Counsel; or

(vi)                              such registration is effected in accordance with the Internal Procedures of the Depository and the Warrant Agent,

following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the Depository. The Corporation shall provide an Officer’s Certificate giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.3(b)(i)—2.3(b)(v).

(c)                                  Subject to the provisions of this Section 2.3, any exchange of Global Warrants for Warrants which are not Global Warrants may be made in whole or in part in accordance with the provisions of Section 2.9, mutatis mutandis.  All such Warrants issued in exchange for a Global Warrant or any portion thereof shall be registered in such names as the Depository for such Global Warrants shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Warrants) as the Global Warrants or portion thereof surrendered upon such exchange.

(d)                                 Every Warrant that is Authenticated upon registration or transfer of a Global Warrant, or in exchange for or in lieu of a Global Warrant or any portion thereof, whether pursuant to this Section 2.3, or otherwise, shall be Authenticated in the form of, and shall be, a Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such Global Warrant or a nominee thereof.

(e)                                  Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Corporation.

(f)                                   The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the beneficial owners of

Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(g)                                  Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i)                                     the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the book entry only system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii)                                  maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(iii)                               any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(h)                                 The Corporation may terminate the application of this Section 2.3 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a Person other than the Depository.

2.4                               Warrant Certificate.

(a)                                 For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule A hereto or such other form as is authorized from time to time by the Corporation and the Warrant Agent. Upon the written order of the Corporation, each Warrant Certificate shall be Authenticated manually by or on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any two duly authorized signatories of the Corporation whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate which has two signatures as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

(b)                                 The Warrant Agent shall Authenticate Uncertificated Warrants upon original issuance (upon the written order of the Corporation) and upon exchange, registration of transfer or otherwise by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture.  Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture.  The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts.  In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Corporation.

(c)                                  Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Common Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

(d)                                 No Certificated Warrant shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant set out in Schedule A hereto. Such Authentication on any such Certificated Warrant shall be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(e)                                  No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(f)                                   The Authentication by the Warrant Agent of any Warrants whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Warrant Agent as to the validity of the Indenture or such Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or the proceeds thereof.

2.5                               Issue of Global Warrant

(a)                                 Each Global Warrant originally issued to and held by CDS, and each Global Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

“THIS CERTIFICATE IS A GLOBAL WARRANT WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) OR A NOMINEE THEREOF. THIS GLOBAL WARRANT MAY NOT BE TRANSFERRED OR REGISTERED IN THE NAME OF ANY PERSON OTHER THAN CDS OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY GLOBAL WARRANT AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL WARRANT WILL BE A GLOBAL WARRANT SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO HUDBAY MINERALS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(b)                                 Each Global Warrant originally issued to and held by DTC, and each Global Warrant issued to DTC in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

“UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HUDBAY MINERALS INC., THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO

SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE CORPORATION, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.”

2.6                               Register of Warrants

(a)                                 The Corporation hereby appoints the Warrant Agent as registrar and transfer agent of the Warrants.

(b)                                 The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants.  The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

(i)                                     the name and address of the holder of the Warrants, the date of Authentication thereof and the number of Warrants;

(ii)                                  whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(iii)                               whether such Warrant has been cancelled; and

(iv)                              a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

(c)                                  The register shall be available for inspection at the corporate trust office in Toronto, Ontario of the Warrant Agent by the Corporation and or any Warrantholder during the Warrant Agent’s regular business hours on a business day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(d)                                 Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably consented to the foregoing authority of the Warrant Agent to make such minor error corrections.

2.7                               Warrantholder not a Shareholder

Nothing in this Indenture nor in the holding of a Warrant itself (evidenced by a Warrant Certificate, or otherwise), shall confer, or shall be construed as conferring, upon a Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive distributions.

2.8                               Issue in Substitution for Lost Warrant Certificates

(a)                                 If any of the Warrant Certificates becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and Section 2.8(b), will issue and thereupon the Warrant Agent will certify and deliver a new Warrant Certificate of like tenor and denomination as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate will be in a form approved by the Corporation and will be entitled to the benefits hereof and will rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

(b)                                 The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.8 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen satisfactory to the Corporation and to the Warrant Agent, each in their sole discretion, and such applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, each in their sole discretion, and will pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.9                               Exchange of Warrant Certificates

(a)                                 Warrant Certificates representing Warrants may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for another Warrant Certificate or Warrant Certificates representing in the aggregate the same number of Warrants held under the Warrant Certificate or Warrant Certificates so exchanged. The Corporation shall sign and the Warrant Agent shall Authenticate all Warrant Certificates necessary to carry out the exchanges contemplated herein.

(b)                                 Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificates or duly executed Transaction Instruction from the holder (or such other instructions, in form satisfactory to the Warrant Agent) tendered for exchange will be surrendered to the Warrant Agent and be cancelled.

(c)                                  Except as otherwise herein provided, the Warrant Agent will charge to the holder requesting an exchange a reasonable sum for each new Warrant Certificate issued in exchange for Warrant Certificate(s); and payment of such charges and reimbursement of the Warrant Agent or the Corporation for any and all stamp taxes or governmental or other charges required to be paid will be made by such holder as a condition precedent to such exchange.

2.10                        Transfer and Ownership of Warrants

(a)                                 The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, in its sole discretion, only upon (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule A, (b) in the case of Book Entry Only Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system, (c) in the case of Uncertificated Warrants subject to Section 2.3, surrendering to the Warrant Agent at the Warrant Agency, a duly executed Transaction Instruction from the Depository (or such other instructions, in form satisfactory to the Warrant Agent), and (d) upon compliance with:

(i)                                     the conditions herein;

(ii)                                  such reasonable requirements as the Warrant Agent may prescribe; and

(iii)                               all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Certificated Warrant, a Warrant Certificate, and to the transferee of an Uncertificated Warrant, an Uncertificated Warrant (or it shall Authenticate and deliver a Certificated Warrant instead, upon request), representing the Warrants transferred.  The transfer of a Book Entry Only Warrant shall be transferred and recorded through the relevant Participant in accordance with the book entry registration system as the entitlement holder in respect of such Warrants.

(b)                                 Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

(c)                                  The Warrant Agent will from time to time upon the written request of the Corporation or when requested so to do in writing by any Warrantholder (upon payment of the Warrant Agent’s reasonable charges and providing an affidavit in the form described in Section 2.6(c)), furnish the Corporation or such Warrantholder with a list of the names and addresses of holders of Warrants entered on such registers and showing the number of Warrants held by each such holder.

(d)                                 The Warrant Agent will retain until the sixth anniversary of the Expiry Time all instruments of transfer of Warrants that are tendered for registration including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and other related documents, in accordance with the Warrant Agent’s standard practice for off-site storage.

2.11                        Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to Sections 2.8, 2.9, 2.10 and 3.1 shall be cancelled by the Warrant Agent and upon such circumstances all such Uncertificated Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Common Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

2.12                        Warrants to Rank Pari Passu

All Warrants shall rank pari passu with each other, whatever may be the actual date of issue or the class of same.

ARTICLE 3
EXERCISE OF WARRANTS

3.1                               Right of Exercise.

(a)                                 Subject to the provisions hereof and except as otherwise provided in clauses 3.1(b) and (c), each Warrantholder will be entitled to exercise the right conferred on such holder to subscribe for and purchase one (1) Common Share for each Warrant upon, but not prior to, the Expiry Date and in accordance with the conditions herein and subject to adjustment in accordance with Article 4.

(b)                                 If an In-the-Money Settlement Notice has been given pursuant to Section 3.4, in lieu of the right to subscribe for Common Shares pursuant to clause 3.1(a), each Warrantholder will be entitled to exercise upon, but not prior to, the Expiry Date, the right conferred on such holder to receive the number of Common Shares, cash, or a combination of Common Shares and cash, as the Corporation may determine pursuant to Section 3.4 in accordance with the conditions herein and subject to adjustment in accordance with Article 4.

(c)                                  Notwithstanding any provision to the contrary contained in this Indenture, no Warrantholder that is a U.S. Person may exercise any Warrant if a Registration Statement with respect to such exercise is not effective under the U.S. Securities Act, unless an exemption from the registration requirements of the U.S. Securities Act is available. If no Registration Statement is effective under the U.S. Securities Act and no exemption exists with respect to a Warrantholder, such Warrantholder shall be notified forthwith by the Corporation that upon exercise, such Warrantholder’s Warrant will be settled by an In-the-Money Settlement in accordance with Section 3.4.

3.2                               Extension

If the Corporation at any time cannot legally (including by reason of not having received the necessary approvals of the Toronto Stock Exchange, or any other Stock Exchange) issue sufficient Common Shares to satisfy all of its obligations in respect of this Indenture solely through the issuance of Common Shares, it may, at its option and subject to the consent of The Toronto Stock Exchange, extend the Expiry Date in increments of one year (or in the case of the last such extension to January 1, 2021) by providing written notice to Warrantholders and the Warrant Agent in accordance with Sections 10.2 and 10.5, respectively, at least 60 days before the then applicable Expiry Date; provided, however, that in no event, shall the Expiry Date be extended beyond January 1, 2021.  If the Corporation determines that it will be unable to legally satisfy its obligations under this Indenture solely by issuing Common Shares on January 1, 2021, it shall provide an In-the-Money Settlement in accordance with Section 3.4 hereof and shall notify Warrantholders and the Warrant Agent accordingly.

3.3                               Method of Exercise of Warrants

(a)                                 Subject to Section 3.4, the holder of any Warrant may exercise the right thereby conferred on such holder to purchase Common Shares (or receive the consideration provided for in Section 3.4, if any) on the Expiry Date by delivery prior to the Time of Expiry to the Warrant Agent of the Warrant Certificate (as applicable) and a duly completed and executed Transaction Instruction or Exercise Form, together with, unless the Corporation has delivered an In-the-Money Settlement Notice or the Warrant will be settled pursuant to Section 3.1(c), a bank draft, money order, certified cheque (or in the case of the Depository, a wire transfer) in lawful money of Canada payable at par to the Corporation for the Exercise Price for the Common Shares subscribed for.

(b)                                 Participants in the book-based system of a Depository who hold Warrants evidenced by a Global Warrant will follow the exercise procedures applicable to such system (for example, a duly completed Exercise Form and unless the Corporation has delivered an In-the-Money Settlement Notice or the Warrant will be settled pursuant to Section 3.1(c)), the Exercise Price should be provided to the applicable Participant and that Participant will, in turn, deliver notice to the applicable Depository who, in turn, will deliver notice to the Warrant Agent and/or the Corporation). By causing a Participant to deliver to the Depository a notice of the applicable beneficial Warrantholder’s intention to exercise Warrants, such beneficial Warrantholder will be deemed to have irrevocably surrendered his, her or its Warrant so exercised and appointed such Participant to act as his, her or its exclusive settlement agent with respect to the exercise and the receipt of Common Shares (and/or cash, if applicable) in respect of such exercise.

(c)                                  Any Exercise Form referred to in this Section 3.3 must be signed by the Warrantholder or its executors or administrators or other legal representatives or an attorney of the Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form need not be executed by the CDS Clearing and Depository Services Inc., and will specify the number of Common Shares in respect of which the holder desires to exercise its rights under this Indenture (being not more than those which the holder is entitled pursuant to such person’s Warrant), the person or persons in whose name or names Common Shares are to be issued, or, to which payment is to be made pursuant to Section 3.4, if applicable, the address or addresses of such persons and the percentage of Common Shares to be issued, or payment made, if applicable, to each such person if more than one is so specified. If any of the Common Shares is to be issued or any payment is to be made to a person or persons other than the Warrantholder, the Warrantholder must pay to the Corporation or the Warrant Agent on behalf of the Corporation all applicable transfer or similar taxes, if any, and the Corporation will not be required to issue or deliver certificates evidencing Common Shares nor make any payments unless or until the Warrantholder has paid to the Corporation or the Warrant Agent on behalf of the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

(d)                                 If a Warrant Agency is for any reason not available to act in connection with the exchange of Warrant Certificates and exercise of Warrants as contemplated by this Indenture, the Corporation and the Warrant Agent will arrange for another office in the relevant city to act in connection with the exchange of Warrant

Certificates and exercise of Warrants and will give notice of the change of such office to the Warrantholders.

(e)                                  The conditions to be satisfied for a holder of Warrants to exercise Warrants in this Section 3.3 are for the exclusive benefit of the Corporation and may be waived in whole or in part by the Corporation.

(f)                                   Notwithstanding the foregoing in this Section 3.3, Warrants may only be exercised pursuant to this Section 3.3 by or on behalf of a Warrantholder (with the exception of CDS Clearing and Depository Services Inc.) who makes the certifications set forth on the Exercise Form set forth in Schedule A hereto.

3.4                               In-the-Money Settlement

The Corporation may, at its option, by written notice (the “In-the-Money Settlement Notice”) at least 60 days before the Expiry Date, elect to satisfy its obligations in respect of the Warrants for which any properly completed and executed Exercise Form, or Transaction Instruction, as applicable, has been received in accordance with Section 3.3 by delivery of their In-the-Money Value. In addition, pursuant to Section 3.1(c) the Corporation may be requested to settle Warrants by delivery of their In-the-Money Value.  The Corporation shall have the option to satisfy the In-the-Money Value in respect of each such Warrant by delivering a number of Common Shares, cash, or a combination of Common Shares and cash with a value equal to the In-the-Money Value, and for those purposes each Common Share so delivered shall be deemed to have a value equal to the current market price at the Expiry Date. An exercise pursuant to this Section 3.4 shall be referred to as an “In-the-Money Settlement”. For certainty, (i) the Corporation’s election of whether to satisfy the In-the-Money Value with a number of Common Shares, cash or a combination of Common Shares and cash may be made at any time up to and including the time that the notice required under Section 3.5(a)(ii)(A) is required to be given and (ii) no Warrantholder will be required to pay the cash Exercise Price in connection with an In-the-Money Settlement.  If an In-the-Money Settlement Notice has been sent by the Corporation and a Warrantholder shall have, by inadvertence or prior to receipt of such In-the-Money Settlement Notice, paid the Exercise Price in connection with the exercise of its Warrants, the Corporation shall promptly reimburse the Warrantholder for such payment.

3.5                               Effect of Exercise of Warrant Certificates

(a)                                 Upon compliance by the holder of any Warrant Certificate:

(i)            with the provisions of Section 3.1(a), and subject to Section 3.6 and Section 3.11, the number of Common Shares subscribed for will be deemed to have been issued and the person or persons to whom such Common Shares are to be issued will be deemed to have become the holder or holders of record of such Common Shares on the Expiry Date, unless the transfer registers of the Corporation are closed on such date, in which case the Common Shares subscribed for will be deemed to have been issued, and such person or persons will be deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which that person was entitled on the Expiry Date. The Warrants so exercised will be void and of no value or effect and the Warrantholder will have no further right hereunder, other than the right to receive Common Shares in respect of the Warrants duly exercised.

(ii)           with the provision of Section 3.1(b) after an In-the-Money Settlement Notice has been given, and subject to Section 3.6 and Section 3.11, the Corporation (A) promptly after receipt of the notice referred to in clause (b) below shall give notice to the Warrant Agent and the Warrantholders of the In-the-Money Value, the current market price and the number of Common Shares and/or the amount of cash to be payable in respect of each Warrant for which a properly completed and executed Exercise Form, or Transaction Instruction, as applicable, has been received in accordance with Section 3.3, and (B) shall cause such cash payments to be made and such Common Shares to be issued in accordance with the immediately preceding clause 3.5(a)(ii)(A) and clauses (c), (d) and (e) below.  The Warrants so exercised will be void and of no value or effect and the Warrantholder will have no further right hereunder, other than the right to receive Common Shares and/or cash in respect of the Warrants duly exercised.

(b)                                 As soon as practicable but in any event within five business days following the Expiry Date, the Warrant Agent will deliver to the Corporation a notice setting forth the particulars of all Warrants exercised, if any, and the persons in whose names the Common Shares (and/or cash, if applicable) are to be issued and the addresses of such holders of the Common Shares.

(c)                                  Within five business days of receipt of the notice referenced in Section 3.5(b), the Corporation will (i) cause to be mailed to the person or persons in whose name or names Common Shares are to be issued, as specified in the Exercise Form completed on the Warrant Certificate(s), at the address(es) specified in such Exercise Form or (ii) if so specified in such Exercise Form, cause to be delivered to such person or persons at the office of the Warrant Agent where such Warrant Certificates were surrendered, a certificate or certificates for the appropriate number of Common Shares which the Warrantholder is entitled to pursuant to the Warrant Certificate(s) surrendered. Participants in the book-based system of the Depository will not receive physical share certificates representing the Common Shares so issued but will have their interests registered in the book-based system of the Depository and will receive a confirmation to this effect.

(d)                                 Where the Warrantholder is entitled to receive cash consideration in connection with the exercise of Warrants, within five business days of receipt of the notice referenced in Section 3.5(b) and if the Corporation has provided an In-the-Money Settlement Notice, the Corporation will (i) cause to be paid to the person or persons specified to receive such cash consideration in the Exercise Form completed on the Warrant Certificate(s), at the address(es) specified in such Exercise Form or through the Depository or (ii) if so specified in such Exercise

Form, cause to be paid to such person or persons at the office of the Warrant Agent where such Warrant Certificates were surrendered, cash payable to such person or persons pursuant to Section 3.5(a)(ii).

(e)                                  The Corporation and the Warrant Agent, as applicable, shall be entitled to deduct and withhold from any cash or Common Shares payable or otherwise deliverable to any Warrantholder upon exercise of a Warrant such amounts as the Corporation or the Warrant Agent, as applicable, may be required to deduct and withhold therefrom under any provision of applicable laws in respect of applicable taxes. Any such deducted and withheld amounts shall be treated as having been paid to the Warrantholder to whom such amounts would otherwise have been paid.

3.6                               Partial Exercise of Warrants; Fractions

(a)                                 The holder of any Warrants may exercise the Warrantholder’s rights in respect of a number of Common Shares less than the number to which the holder is entitled pursuant to the Warrants. In the event of any exercise of the Warrantholder’s rights in respect of a number of Common Shares less than the number to which the holder is entitled, the holder of the Warrant upon exercise thereof will not be entitled to receive a new Warrant Certificate for the balance of the unexercised Warrants and the Warrants so exercised will be void and of no value or effect, and the Warrantholder will have no further right hereunder.

(b)                                 Notwithstanding anything herein contained, including any adjustment provided for in Article 4, the Corporation will not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. To the extent that a Warrantholder would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, the Corporation will, in lieu of delivering the fractional Common Share, satisfy the right to receive such fractional interest by payment to the Warrantholder of an amount in cash (computed in the case of a fraction of a cent, to the next lower cent) equal to the value of the right to acquire such fractional interest on the basis of the current market price of the Common Shares as at the date of exercise; provided, however, that in no event will the Corporation be required to make a cash payment that is less than $5.00.

3.7                               Expiration of Warrants

Immediately after the Time of Expiry, all rights under any Warrant which has not previously been exercised will wholly cease and terminate and such Warrant will be void and of no further force or effect. For greater certainty, unless such Warrant will be settled pursuant to Section 3.4, Warrantholders may submit their Exercise Form or Transaction Instruction, as applicable, Warrant Certificate, and if applicable, a bank draft, money order, certified cheque (or in the case of the Depository, a wire transfer) in lawful money of Canada payable at par to the Corporation for the Exercise Price, at any time up to the Expiry Time, but the exercise of the Warrant will only be effective, on and not before, the Expiry Date.

3.8                               Accounting and Recording

(a)                                 Promptly after the Expiry Date, the Warrant Agent will notify the Corporation of the Warrants exercised and forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose) within five business days of receipt thereof all moneys received on the purchase of Common Shares through the exercise of Warrants. All such moneys, and any securities or other instruments from time to time received by the Warrant Agent will be received as agent for, and will be segregated and kept apart by the Warrant Agent as agent for, the Corporation.

(b)                                 The Warrant Agent will record the particulars of the Warrants exercised which will include the names and addresses of the persons who become holders of Common Shares on exercise and the number of Common Shares subscribed for upon such exercise.

3.9                               Postponement of Delivery of Certificates

The Corporation will not be required to deliver certificates for Common Shares during the period when the share transfer books of the Corporation are closed due to an impending meeting of shareholders or a proposed payment of distributions or for any other purpose, and in the event of an exercise of a Warrant during such period, the delivery of certificates may be postponed for a period not exceeding ten days after the date of the re-opening of the share transfer books and the effective time that a holder exercising Warrants will be recorded as a holder of record of Common Shares acquired thereby will be the date on which the share transfer books of the Corporation are again open.

3.10                        Securities Restrictions

Notwithstanding anything herein contained, Common Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction, including, without limitation, the Applicable Securities Laws, and, without limiting the generality of the foregoing, the Corporation will direct the Warrant Agent to legend any certificates representing the Common Shares if, in the opinion of Counsel to the Corporation acting reasonably, such legend is necessary in order to avoid a violation of the Applicable Securities Laws or to comply with the requirements of any stock exchange on which the Common Shares are listed; provided that if, at any time, in the opinion of Counsel to the Corporation, acting reasonably, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his or her expense, provides the Corporation with evidence in form and substance reasonably satisfactory to the Corporation (which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificates may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legends. The Warrant Agent shall be entitled to assume that Common Shares may be issued pursuant to the exercise of any Warrant without violating any Applicable Securities Laws and without legending the certificate representing the Common Shares unless the Warrant Agent has received notice in writing from the Corporation stating otherwise and setting forth the restrictions on the exercise of the Warrants and any legend the certificates representing the Common Shares should bear.

3.11                        Improper Exercise Form

Any Exercise Form that the Warrant Agent determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the exercise to which it relates will be considered for all purposes not to be effective. The Corporation, in its reasonable discretion, shall determine all questions relating to the exercise of Warrants and the validity (including of receipt) of any such exercise and reserves the right to reject any and all such exercises that it determines not to be in proper form or that may be unlawful to accept under the laws of any applicable jurisdiction. The Corporation reserves the right to waive any defect in or irregularity in any exercise of Warrants.  Upon making a determination that an Exercise Form is incomplete, not in proper form or not duly executed, the Warrant Agent or the Corporation will promptly notify the Warrantholder of such defect or irregularity so that the Warrantholder will have the opportunity to correct such defect or irregularity.

ARTICLE 4
ADJUSTMENT OF SUBSCRIPTION RIGHTS AND EXERCISE PRICE

4.1                               Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise

(a)                                 The Exercise Price (and the number of Common Shares issuable upon exercise of a Warrant) will be subject to adjustment from time to time in the events and in the manner provided in this Section 4.1.

(b)                                 If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation:

(i)            issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of Common Shares as a stock dividend or similar distribution (other than as a Rights Offering, a Special Distribution, a distribution paid in the ordinary course, a distribution of Common Shares pursuant to the exercise of share options (or similar incentive or compensation rights granted under an equity linked incentive or share compensation plans));

(ii)           subdivides, redivides or changes its outstanding Common Shares into a greater number of Common Shares; or

(iii)          reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in clauses 4.1(b)(i), 4.1(b)(ii) and 4.1(b)(iii) being a “Common Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date or record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(c)                                  If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of rights, options or warrants entitling them for a period expiring not more than 45 days after such record date for such issuance (the “Rights Period”) to subscribe for or purchase Common Shares (or securities exchangeable for or convertible into Common Shares) at a price per share to the holders (or having a conversion price or exchange price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) that is less than 95% of the current market price on such record date (any of such events being a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)            the numerator of which will be the aggregate of:

(A)                               the total number of Common Shares outstanding as of the record date for the commencement of the Rights Offering; and

(B)                               a number determined by dividing: (I) either: (x) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered for such issue or subscription; or, as the case may be, (y) the product of the exchange price or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so issued or subscribed for during the Rights Period pursuant to the Rights Offering could have been exchanged or converted during the Rights Period (whether or not they were then exchangeable or convertible); by (II) the current market price as of the record date for the commencement of the Rights Offering; and

(ii)           the denominator of which will be the total number of Common Shares outstanding, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the

Rights Offering or the number of Common Shares that would be outstanding if all the exchangeable or convertible securities issued or subscribed for during the Rights Period were exchanged for or converted into Common Shares during the Rights Period (whether or not they were then exchangeable or convertible).

To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Exercise Price will be readjusted to the Exercise Price that would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

(d)                                 If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of: (A) securities of the Corporation of any class other than (i) the Common Shares, (ii) rights, options or warrants to acquire Common Shares at a price per share to the holders of 95% or more of the current market price on such date or as contemplated by Section 4.1(c)  or (iii) securities exchangeable or convertible into Common Shares; or (B) other assets of the Corporation, or evidences of indebtedness or cash, securities (other than securities referred to in (A) above) or any property or other assets, and any such distribution referenced in (A) or (B) above does not constitute a distribution paid in the ordinary course (any of such non-excluded events being a “Special Distribution”), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)            the numerator of which will be:

(A)                               the product of the number of Common Shares outstanding on such record date and the current market price of the Common Shares on such record date; less

(B)                               the fair market value, as determined in good faith by the directors (whose determination, subject to any necessary Stock Exchange approval, will be conclusive), to the holders of Common Shares of such evidences of indebtedness or cash, securities or property or other assets so issued or distributed in the Special Distribution; and

(ii)           the denominator of which will be the product of the number of Common Shares outstanding on such record date and the current market price of the Common Shares on such record date.

To the extent that any Special Distribution is not so made, the Exercise Price will be readjusted effective immediately to the Exercise Price which would then be in effect based upon such evidences of indebtedness or cash, securities or property or other assets as actually distributed as a Special Distribution.

(e)                                  If and whenever at any time after the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, securities or other property (including cash) or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares, securities or property (including cash)), or a sale, conveyance or transfer of all or substantially all of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (other than to one of the Corporation’s subsidiaries) (any of such events being a “Capital Reorganization”), any Warrantholder who exercises the right to purchase Common Shares pursuant to Warrants held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such holder was previously entitled to purchase, the aggregate number of shares, other securities or other property of the Corporation or of the other corporation or other entity or cash which such Warrantholder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Warrantholder had been the holder of the number of Common Shares to which such holder was previously entitled to purchase upon exercise of its Warrants. The Corporation will take all steps necessary to ensure that, following a Corporate Reorganization, the Warrantholders will receive the aggregate number of shares, other securities or other property (including cash) to which they are entitled.  Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this Article 4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Subject to the prior written consent of each Stock Exchange, prior to or concurrent with effecting a Capital Reorganization, the Corporation will enter into an indenture supplemental hereto approved by the directors and by the Warrant Agent and entered into pursuant to the provisions of Article 12, or will impose upon its successor or any purchasing corporation or entity, as the case may be, the obligation to enter into such supplemental indenture, which will set forth an appropriate adjustment to give effect to this Section 4.1(e) and will for all purposes be conclusively deemed to be an appropriate adjustment. Any such supplemental indenture will provide that such adjustments will apply to successive Capital Reorganizations.

(f)                                   If the purchase price provided for in any rights, options or warrants (the “Rights Offering Price”) referred to in Section 4.1(c) or 4.1(d) is decreased, the Exercise Price will forthwith be changed so as to decrease the Exercise Price to the Exercise Price that would have been obtained if the adjustment to the Exercise Price made under Section 4.1(c) or 4.1(d) with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this Section 4.1(f) will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Exercise Price under this Section 4.1(f) would be greater than the decrease, if any, in the Exercise Price to be made under the terms of this Section 4.1(f) by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

(g)                                  Notwithstanding any other provision in this Indenture, the Corporation shall have the right, in its discretion, but without any obligation to do so, at any time and from time to time on terms the Corporation deems fit, subject to any required regulatory approvals (including the Toronto Stock Exchange), and without the consent, approval or concurrence of any Warrantholders, to reduce the Exercise Price of Warrants by providing notice to the Warrant Agent and to holders of Warrants (in accordance with Article 11) specifying the terms on which the Exercise Price is then to be reduced. The requisite notice shall be sent not less than two business days prior to the effective date of such reduced Exercise Price which notice, in the event an affected Warrant is issued in the form of a Global Warrant, may, at the option of the Corporation, be sent through the electronic system of the Depository or its nominee. The notice shall specify whether the reduction is permanent or temporary (and, if temporary, the period of time such reduction is effective). The terms of this Indenture applicable to the exercise of Warrants shall apply mutatis mutandis to any exercise of such Warrants at the reduced Exercise Price which may be in effect.

(h)                                 If and whenever at any time after the date hereof and prior to the Time of Expiry there is an adjustment in the Exercise Price pursuant to the provisions of this Section 4.1, the number of Common Shares purchasable upon the exercise of each Warrant will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares previously issuable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

4.2                               Rules Regarding Calculation of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise

For the purposes of Section 4.1:

(a)                                 The adjustments provided for in Section 4.1 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Section 4.2.

(b)                                 No adjustment in the Exercise Price or in the number of shares to be issued pursuant to the exercise of the Warrants will be required unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the Exercise Price then in effect or unless the number of shares purchasable upon exercise would change by at least 1/100th of a Common Share, provided, however, that any adjustment which, except for the provisions of this Section 4.2(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)                                  Subject to regulatory approval and Applicable Securities Laws, the Corporation has the right (but not the obligation) to allow Warrantholders to participate in the events described in Section 4.1, other than the events referred to in clauses 4.1(b)(ii) and 4.1(b)(iii). No adjustment in the Exercise Price or in the number of Common Shares purchasable upon exercise of Warrants will be made in respect of any such event if Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if they had exercised their Warrants prior to or on the effective date or record date of such event.

(d)                                 No adjustment in the Exercise Price will be made pursuant to Section 4.1 in respect of the issue from time to time of Common Shares under the terms of securities outstanding which are convertible, exchangeable or exercisable into Common Shares pursuant to the terms of such securities or upon the issuance from time to time of Common Shares pursuant to any share option plan, share unit plan, share purchase plan, distribution reinvestment plan or other equity based compensation plans of the Corporation, as such plans may be replaced, supplemented or further amended from time to time.

(e)                                  If at any time a dispute arises with respect to adjustments provided for in Section 4.1, such dispute will be conclusively determined by the Corporation’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Corporation and any such determination, subject to the prior written consent of each Stock Exchange if required, will be binding upon the Corporation, the Warrant Agent, the Warrantholders and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation. If any such determination is made, the Corporation will deliver an Officer’s Certificate to the Warrant Agent describing such determination as soon as practicable following the date the determination is made and the Warrant Agent will be entitled to act and rely upon such Officer’s Certificate.

(f)                                   If after the date of this Indenture the Corporation takes any action affecting the Common Shares, other than action described in Section 4.1, which in the opinion of the directors, in their reasonable discretion, would materially affect the rights of the Warrantholders, the Exercise Price and/or the number of Common Shares issuable upon exercise will be adjusted in such manner, if any, and at such time, by the directors, in their reasonable discretion, as they may determine to be equitable in the circumstances, subject to the prior written consent of each Stock Exchange, if required, and subject to any other necessary regulatory approvals. If the Exercise Price or the number of Common Shares issuable upon exercise is adjusted as a result of this Section 4.2(f), the Corporation will notify the Warrant Agent as soon as practicable following such determination. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

(g)                                  If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any distribution or any subscription or purchase rights or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such distribution or subscription or purchase rights or the taking of any other action, legally abandons its plan to pay or deliver such distribution or subscription or purchase rights or take such other action, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any Warrant will be required by reason of the setting of such record date.

(h)                                 In the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(i)                                     As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation will take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions thereof.

(j)                                    The Warrant Agent will be entitled to rely on any adjustment calculations prepared by the Corporation or the Corporation’s auditors.

4.3                               Postponement of Subscription

In any case in which this Article 4 requires that an adjustment is to be effective immediately after a record date for an event referred to herein, the Corporation may postpone, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event and delivering to such holder any distributions declared with respect to such additional Common Shares after the Expiry Date, and before such event, provided, however, that the Corporation delivers to such holder notice that upon completion of such event such holder will be entitled to receive such Common Shares and any distributions which, but for the provisions of this Section 4.3, such holder would have been entitled to receive in respect of such Common Shares from and after the date that the Warrant was exercised in respect thereof.

4.4                               Certificate as to Adjustment

Immediately after the occurrence of any event that requires an adjustment or readjustment as provided in Section 4.1, other than Section 4.1(g), the Corporation will deliver an Officer’s Certificate to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which Officer’s Certificate will be supported by a certificate of the Corporation’s auditors or other firm of independent accountants or an investment dealer selected by the Corporation verifying such calculation and the Officer’s Certificate and the amount of the adjustment specified therein, will be conclusive and binding on all parties in interest. When so approved, the Corporation will forthwith give notice to the Warrantholders in the manner provided in Article 10 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price; provided that, if the Corporation has given notice under Section 4.5 covering all the relevant facts in respect of such event and if the Warrant Agent approves, no such notice need be given under this Section 4.4.

4.5                               Notice of Special Matters

So long as any Warrant remains outstanding, the Corporation covenants that it will give notice to the Warrant Agent and to the Warrantholders, in the manner provided in Article 10, of the fixing of a record date for any event referred to in Sections 4.1(b), 4.1(c), 4.1(d) or 4.1(e) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation will only be required to specify in such notice the particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice will be given at least fourteen days prior to the applicable record date of such event.

4.6                               Protection of Warrant Agent

The Warrant Agent (i) will not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require any adjustment contemplated by this Article 4 nor to verify the nature or extent of any such adjustment when made or the method employed in making the same, (ii) will not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or any other shares or other securities or property which may at any time be issued or delivered upon the exercise of any Warrant, (iii) will not be responsible for any failure of the Corporation to make any payment or to issue, transfer or deliver Common Shares or certificates evidencing the same upon the surrender of any Warrant for the purpose of exercise, or to comply with any of the provisions or covenants contained in this Article 4, and (iv) will not incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants of the Corporation herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

ARTICLE 5
PURCHASES BY THE CORPORATION

5.1                               Warrant Purchases by the Corporation

Subject to applicable law, the Corporation may from time to time purchase on any stock exchange, in the open market, by private contract or otherwise any of the Warrants. Any such purchase may be made in such manner, from such persons, and on such other terms as the Corporation in its sole discretion may determine In the case of Certificated Warrants, the Warrant Certificates representing Warrants purchased pursuant to this Section 5.1 will forthwith be delivered to and cancelled by the Warrant Agent and will not be reissued. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 will be reflected accordingly on the register of the Warrant Agent and in accordance with procedures prescribed by the Depository under the book entry registration system. If required by the Corporation, the Warrant Agent will furnish the Corporation with a certificate as to such cancellation.

ARTICLE 6
COVENANTS OF THE CORPORATION

6.1                               To Reserve Sufficient Common Shares

The Corporation will reserve and keep available a sufficient number of unissued Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants.

6.2                               To Cause Common Shares to be Issued

Except as otherwise provided herein, the Corporation will cause the Common Shares and the certificates representing the Common Shares subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof.

6.3                               Common Shares Fully Paid

All Common Shares issued upon proper exercise of the Warrants will be issued as fully paid and non-assessable.

6.4                               To Maintain Corporate Existence

Subject to the provisions of Sections 4.1(e) and Article 8, the Corporation will use its commercially reasonable efforts to maintain its existence.

6.5                               To List Common Shares

The Corporation will use its commercially reasonable efforts to ensure that the Warrants and all Common Shares issued pursuant to the exercise of Warrants are, and remain, listed and posted for trading on the Toronto Stock Exchange (and, in the case of such Common Shares, on each other Stock Exchange on which the Common Shares may be listed prior to the Expiry Date), or if the Common Shares are not listed and posted for trading on any such Stock Exchange, on another nationally recognized stock exchange. For greater certainty, using commercially reasonable efforts to maintain the listing of the Warrants and the Common Shares will not preclude the directors from approving or recommending a Capital Reorganization or other transaction that may result in the acquisition of all or substantially all the Common Shares which transaction may result in the de-listing of the Common Shares.

6.6                               To Maintain Reporting Issuer Status

The Corporation will make all requisite filings under applicable Canadian and U.S. securities legislation and will use commercially reasonable efforts to maintain its status as a reporting issuer not in default in each of the provinces of Canada. For greater certainty, using commercially reasonable efforts to maintain its status as a reporting issuer will not preclude the directors from approving or recommending a Capital Reorganization or other transaction that may result in the acquisition of all or substantially all the Common Shares which transaction may result in the Corporation ceasing to be a reporting issuer.

6.7                               To Pay Warrant Agent’s Remuneration

The Corporation will pay the Warrant Agent reasonable remuneration for its services as warrant agent hereunder (including reasonable compensation and disbursements of its Counsel and all other agents, advisors and assistants not regularly in its employ) and will pay or reimburse the Warrant Agent on demand for all reasonable expenses, disbursements or advancements which have been incurred or made by the Warrant Agent before any default hereunder and thereafter until all duties of the Warrant Agent hereunder will be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent’s gross negligence, willful misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and will be payable upon demand. This Section 6.7 will survive the termination of this Indenture and the removal or resignation of the Warrant Agent.

6.8                               To Perform Covenants

The Corporation will generally perform and carry out all of the acts or things to be done by it as provided in this Indenture.

6.9                               Provide Notice of Default

The Corporation will, as soon as practicable after it becomes aware of the same, give notice to the Warrant Agent and to each Warrantholder shown on the register of the holders of Warrants kept by the Warrant Agent of any material default by the Corporation in the performance of its obligations hereunder.

6.10                        Warrant Agent May Perform Covenants

If the Corporation fails to perform any of its covenants herein contained, the Warrant Agent may notify the Warrantholders of such failure or itself may perform any of the covenants capable of being performed by it but, subject to Section 11.12, will be under no obligation to perform such covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing will be repayable by the Corporation as provided in Section 6.7. No such performance, expenditure or advance by the Warrant Agent will be deemed to relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

6.10                        Registration Statement

If at any time the Registration Statement is not effective, it will give notice to the Warrant Agent within three Business Days and will give notice to each Warrantholder shown on the register of holders of Warrants kept by the Warrant Agent pursuant to this Indenture of such fact.

ARTICLE 7
ENFORCEMENT

7.1                               Warrantholders May Not Sue

(a)                                 Subject to Section 7.1(b), no holder of any Warrant will have any right to institute any action or proceeding against the Corporation in relation to its rights under this Indenture, unless:

(i)                                     such holder has previously given to the Warrant Agent written notice of the nature of such action or proceeding;

(ii)                                  the holders of at least 25% of the Warrants have made a written request to the Warrant Agent and have afforded the Warrant Agent a reasonable opportunity to proceed to complete any action or to institute any suit or proceedings in its own name for such purpose;

(iii)                               such Warrantholders have provided to the Warrant Agent, when so requested by the Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;

(iv)                              no extraordinary resolution has been passed constraining such action;

(v)                                 the Warrant Agent has failed to act within a reasonable time after such notification, request, funding and provision of indemnity.

Such notification, request, funding and provision of indemnity are hereby declared in every such case, at the option of the Warrant Agent, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Warrants.

(b)                                 Notwithstanding Section 7.1(a), a holder is not required to comply with Section 7.1(a)(iii) if the Warrant Agent, notwithstanding compliance by the Warrantholders with Sections 7.1(a)(i) and 7.1(a)(ii), has advised the Warrantholders in writing that it will not take any of the actions requested in

Section 7.1(a)(ii) even if the Warrant Agent were to be provided with sufficient funds and security and indemnity satisfactory to it as contemplated by Section 7.1(a)(iii).

7.2                               Suits by Warrantholders

Subject to Section 7.1, any of the rights conferred upon a Warrantholder by any of the terms of the Warrants held by it and/or this Indenture may be enforced by the Warrantholder by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

7.3                               Warrant Agent May Institute All Proceedings

(a)                                 The Warrant Agent will also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised will be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

(b)                                 Any such suit or proceeding instituted by the Warrant Agent may be brought in the name of the Warrant Agent and any recovery of judgment will be for the rateable benefit of the holders of the Warrants subject to the provisions of this Indenture. In any proceeding brought by the Warrant Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Warrant Agent will be a party) the Warrant Agent will be held to represent all the holders of the Warrants, and it will not be necessary to make any holders of the Warrants parties to any such proceeding.

7.4                               Immunity of Shareholders, etc.

Subject to the rights available at law or in express provisions of any contract or other instrument, the Warrant Agent and, by the acceptance of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in its capacity as an incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation for the creation and issue of the Common Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.

7.5                               Limitation of Liability

The obligations of the Corporation hereunder are not personally binding upon, nor will resort hereunder be had to the private property of any of, the past, present or future directors or shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation, but only the property of the Corporation or any successor entity will be bound in respect hereof.

ARTICLE 8
SUCCESSOR ENTITIES

8.1                               Successor Entities

In the case of the reorganization, consolidation, arrangement, amalgamation, merger of the Corporation or transfer, sale or lease of all or substantially all of the undertaking or assets of the Corporation to another corporation or other person, the successor entity or other person resulting from such reorganization, consolidation, arrangement, amalgamation, merger or transfer (if not the Corporation) (a “successor entity”) will be bound by the provisions of this Indenture and for the due and punctual performance and observance of each and every covenant and obligation of this Indenture to be performed and observed by the Corporation, and the Corporation will not proceed with any such transaction unless, as a condition precedent to any such transaction, such successor entity or other person agrees to succeed to and be substituted for the Corporation by supplemental indenture in form satisfactory to the Warrant Agent and executed and delivered to the Warrant Agent with the same effect as closely as may be possible as if it had been named herein.

ARTICLE 9
MEETINGS OF WARRANTHOLDERS

9.1                               Right to Convene Meeting

The Warrant Agent may at any time and from time to time, and will on receipt of a written request of the Corporation or a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request, as applicable, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing, within 10 days after receipt of such written request and such indemnity and funding, to give notice convening a meeting, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting will be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Warrant Agent and approved by the Corporation, acting reasonably.

9.2                               Notice of Meeting

At least 21 days’ notice of any meeting will be given to the Warrantholders in the manner provided in Article 10 and a copy thereof must be sent to the Warrant Agent (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it). Such notice must state the time when and the place where the meeting is to be held, state briefly the general nature of the business to be transacted thereat, the record date to determine the Warrantholders who will be entitled to vote thereat, and it must contain such other information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9.

9.3                               Chairman

Some individual, who need not be a Warrantholder, designated in writing by the Warrant Agent, will be the chairman of the meeting, and if no person is so designated, or if the person so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy will choose a person present to be chairman.

9.4                               Quorum

Subject to Section 9.12, at any meeting of the Warrantholders a quorum will consist of Warrantholders present in person or by proxy and holding in aggregate at least 10% of the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of Warrantholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or pursuant to a Warrantholders’ Request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a business day in which case it will be adjourned to the next business day) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting, the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 10% of the then outstanding Warrants.

9.5                               Power to Adjourn

The chairman of any meeting at which a quorum of Warrantholders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6                               Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions will be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

9.7                               Poll

On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or requested by one or more Warrantholders acting in person or by proxy, a poll must be taken in such manner as the chairman directs. Questions other than those required to be determined by extraordinary resolution will, if a poll is taken, be decided by a majority of the votes cast on the poll.  If the chairman or a Warrantholder demands that a poll be taken on a matter which has been voted upon by a show of hands, a poll shall be taken provided that such demand follows immediately after the results of the vote by show of hands has been announced.

9.8                               Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more Warrantholders or both, will have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by an instrument in writing will be entitled to one vote in respect of each outstanding Warrant then held or represented by that person. A proxy need not be a Warrantholder. In the case of joint registered holders of a Warrant, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, they must vote together in respect of the Warrants of which they are joint registered holders.  The chairman of the meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him or her.

9.9                               Regulations

(a)                                 The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and vary or restate such regulations as it from time to time thinks fit:

(i)                                     for the issue of voting certificates by any bank, trust company or other depository satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited with it by a named holder and will remain on deposit until a specified date, which voting certificates will entitle the holders named therein to be present and vote at any meeting of Warrantholders and at any adjournment thereof held before that date or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as if the holders so named in such voting certificates were the actual holders of the Warrants specified therein;

(ii)                                  providing for and governing the voting by proxy by Warrantholders;

(iii)                               for the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(iv)                              for the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, facsimile or other means of prepaid, transmitted, recorded communication before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(v)                                 the form of instruments of proxy and the manner in which the same will be executed; and

(vi)                              generally, for the calling of meetings of Warrantholders and the conduct of business thereat.

(b)                                 Any regulation so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as such regulations may provide, the only persons who will be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 9.10), will be Warrantholders and persons whom Warrantholders have by instrument in writing duly appointed as their proxies.

9.10                        Corporation and Warrant Agent may be Represented

The Corporation and the Warrant Agent, by their respective officers, employees and directors, and the legal and financial advisers of the Corporation and the Warrant Agent, may attend any meeting of the Warrantholders, and will be recognized and given reasonable opportunity to speak to any resolutions proposed for consideration by the meeting, but have no vote as such.

9.11                        Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, but subject to receipt of any necessary regulatory approvals, including any approval required by any Stock Exchange, the Warrantholders at a meeting will have the following powers exercisable from time to time by extraordinary resolution:

(i)                                     power to agree with the Corporation to any modification, abrogation, alteration, compromise or arrangement of the rights of the Warrantholders and/or the Warrant Agent (subject to its prior consent, which consent shall not be unreasonably withheld) against the Corporation, or against its property, whether such rights arise under this Indenture, the Warrants or otherwise;

(ii)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or in the Warrant Certificates or any ancillary or supplemental instrument which must be agreed to by the Corporation and to authorize the Warrant Agent to concur in and execute any indenture supplemental hereto embodying the modification, change, addition or omission;

(iii)                               to direct or to authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(iv)                              power to direct or authorize the Warrant Agent to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

(v)                                 power to waive and direct the Warrant Agent to waive any default hereunder either unconditionally or upon any condition specified in such extraordinary resolution;

(vi)                              power to restrain any Warrantholder from taking or instituting any action, suit or proceeding for the enforcement of any of the covenants of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any right of the Warrantholders;

(vii)                           power to direct any Warrantholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding will have been permitted by Section 7.1, of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(viii)                        power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with the holders of any securities of the Corporation, wherever such assent may be required;

(ix)                              with the consent of the Corporation, such consent not to be unreasonably withheld, power to remove the Warrant Agent and appoint a new Warrant Agent in accordance with Section 11.2; and

(x)                                 power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders.

9.12                        Meaning of “Extraordinary Resolution”

(a)                                 The expression “extraordinary resolution” when used in this Indenture means, subject to the provisions of this Article 9, a resolution proposed to be passed as an extraordinary resolution at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 9 at which there are Warrantholders present in person or by proxy holding in aggregate at least 10% of the then outstanding Warrants and passed by the affirmative votes of Warrantholders holding not less than 66 2/3% of the then outstanding Warrants represented at the meeting and voted on the poll on such resolution.

(b)                                 If, at a meeting called for the purpose of passing an extraordinary resolution, Warrantholders holding in aggregate 10% of the then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Warrantholders or on a Warrantholders’ Request, will be dissolved; but in any other case it will stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than seven days’ notice will be given to Warrantholders of the time and place of such adjourned meeting in the manner provided in Article 10. Such notice must state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 9.12(a) will be an extraordinary resolution within the meaning of this Indenture, notwithstanding that Warrantholders holding at least 10% of the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an extraordinary resolution must always be given on a poll and no demand for a poll on an extraordinary resolution will be necessary.

9.13                        Powers Cumulative

Any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not prevent the rights of the Warrantholders to exercise the same or any other such power or combination of powers thereafter from time to time.

9.14                        Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders will be made and duly entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings held, or by the chairman of the next succeeding meeting of Warrantholders, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes will have been made will be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had, as the case may be.

9.15                        Instruments in Writing

Any action which may be taken and any power that may be exercised by the Warrantholders at a meeting held as provided in this Article 9 may also be taken and exercised by Warrantholders holding, in the case of such actions and powers not requiring an extraordinary resolution at least 50% and, in the case of such actions and powers requiring an extraordinary resolution, at least 66 2/3% of the then outstanding Warrants by an instrument in writing signed in one or more counterparts and the expressions “resolution” and “extraordinary resolution” when used in this Indenture will include an instrument so signed.

9.16                        Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 9 at a meeting of Warrantholders will be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 9.15 will be binding upon all the holders of Warrants, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

9.17                        Holdings by Corporation and Subsidiaries Disregarded

In determining whether Warrantholders holding Warrants evidencing the required number of Warrants are present in person or by proxy at a meeting of Warrantholders for the purpose of determining a quorum or have voted or consented to a resolution, consent, waiver, extraordinary resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any subsidiary of the Corporation will be disregarded and deemed not to be outstanding. The Corporation will provide the Warrant Agent with a certificate of the Corporation providing details of any Warrants held by the Corporation or by any subsidiary of the Corporation upon the written request of the Warrant Agent.

ARTICLE 10
NOTICES AND EVIDENCE OF OWNERSHIP

10.1                        Notice to Corporation

Any notice to the Corporation under this Indenture will be valid and effective if given by registered letter, postage prepaid, by personal delivery or by fax addressed to the Corporation to the attention of the Vice President, Legal and Corporate Secretary, 25 York Street, Suite 800, Toronto, Ontario, M5J 2V5, fax number: 416.362.9688, and will be deemed to have been effectively given from the date five business days after the date of mailing and on the next business day if personally delivered or sent by fax. The Corporation may from time to time notify the Warrant Agent in writing of a change of address which thereafter, until changed by like notice, will be the address of the Corporation for all purposes of this Indenture.

10.2                        Notice to Warrantholders

Except as otherwise provided herein, any notice to the Warrantholders under the provisions of this Indenture will be valid and effective if sent by ordinary post or delivered addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and will be deemed to have been effectively given on the business day following the date of delivery or, if mailed, five business days following actual posting of the notice. In the event that Warrants are held in the name of the Depository, a copy of such notice shall also be sent by electronic communication to the Depository and shall be deemed received and given on the day it is so sent.

The Corporation also may give, or deliver any notice contemplated by this Indenture through the issuance of a news release, which shall be effective if it is given to Marketwired and the Dow Jones New Service (or their successors) for dissemination through their respective facilities.

10.3                        Mail Service Interruption

If the Corporation or the Warrant Agent determines that mail service is or is threatened to be interrupted, the Corporation or the Warrant Agent shall give notice to Warrantholders in the manner described in the second paragraph of Section 10.2.

If, by reason of any actual or threatened interruption of mail service, any notice to be given to the Corporation or to the Warrant Agent would be unlikely to reach its destination in the ordinary course of mail, such notice will be valid and effective only if delivered personally or transmitted by fax in accordance with Section 10.1 or Section 10.5, as the case may be or, in the case of Warrantholders, delivered in the manner described in the second paragraph of Section 10.2.

10.4                        General

In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice will be included and the date of the meeting, redemption or other event will be excluded. Accidental error or omission in giving notice to any holder of Warrants will not invalidate any action or proceeding founded thereon.

All questions as to the validity, eligibility (including time of receipt) and acceptance of Warrants, Exercise Forms and all other required documents will be determined by the Corporation, in its reasonable discretion, which determination will be final and binding on all parties.

10.5                        Notice to Warrant Agent

Any notice to the Warrant Agent under the provisions of this Indenture will be valid and effective if given by registered letter, postage prepaid, addressed to the Warrant Agent at 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1 or fax 416-361-0470 to the attention of Corporate Trust Services and will be deemed to have been effectively given from the date five business days after the date of mailing and on the next business day if personally delivered or sent by fax. The Warrant Agent may from time to time notify the Corporation in writing of a change of address, which thereafter, until changed by like notice, will be the address of the Warrant Agent for all purposes of this Indenture.

10.6                        Ownership and Transfer of Warrants

The Corporation and the Warrant Agent may deem and treat the registered owner of any Warrant as the absolute owner of the Warrant for all purposes, and the Corporation and the Warrant Agent will not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder will be entitled to the rights evidenced by its Warrant free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of the Common Shares which may be purchased pursuant thereto will be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent is bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The Warrant Agent may assume for the purposes of this

Indenture that any address on the register of the Warrantholders is each Warrantholder’s actual address and is also determinative as to residency and that the address of any transferee to whom any Common Shares are to be registered, as shown on the transfer document, is the transferee’s actual address and is also determinative as to the transferee’s residency. The Warrant Agent will have no obligation to ensure that legends appearing on the Warrant Certificate or Common Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

ARTICLE 11
CONCERNING THE WARRANT AGENT

11.1                        Conflict of Interest

The Warrant Agent represents to the Corporation that at the time of the execution and delivery of this Indenture there exists no material conflict of interest in the Warrant Agent’s role as a warrant agent hereunder. If at any time a material conflict of interest exists in the Warrant Agent’s role as a warrant agent hereunder the Warrant Agent will, as soon as practicable but in any case within 60 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign as warrant agent in the manner and with the effect specified in Section 11.2(a).  If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

11.2                        Replacement of Warrant Agent

(a)                                 The Warrant Agent may resign as warrant agent under this Warrant Indenture and be discharged from all further duties and liabilities hereunder by giving to the Corporation at least 60 days’ notice in writing or such shorter notice period as the Corporation may accept as sufficient and the Warrant Agent will resign in the circumstances described in Section 11.1. The Warrantholders by extraordinary resolution will have power with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the existing Warrant Agent and to appoint a new warrant agent. If the Warrant Agent resigns or is removed by extraordinary resolution or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation within 21 days, the retiring Warrant Agent or any Warrantholder may apply to a justice of a court of competent jurisdiction, on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the court will be subject to removal by the Warrantholders. Any new warrant agent appointed under any provision of this Section 11.2(a) must be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the indenture legislation for any other provinces, in such other provinces. On any such appointment the new warrant agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent and the predecessor Warrant Agent shall, upon payment of its outstanding remuneration and expenses, execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder.

(b)                                 Upon the appointment of a successor warrant agent, the Corporation will promptly notify the Warrantholders thereof in the manner provided for in Article 10.

(c)                                  Any corporation into which the Warrant Agent or its corporate trust department may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Warrant Agent will be a party or any corporation succeeding to the trust business of the Warrant Agent, will be the successor to the Warrant Agent under this Indenture without the execution of any instrument or any further act, provided that such corporation would be eligible for appointment as a successor warrant agent under Section 11.2(a).

(d)                                 In case at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates will have the full force provided in the Warrant Certificates and in this Indenture.

11.3                        Evidence, Experts and Advisers

(a)                                 In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by the indenture legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(b)                                 In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of the indenture legislation or pursuant to a request of the Warrant Agent, provided that the Warrant Agent examines such evidence and determines that such evidence complies with the applicable requirements of this Indenture.

(c)                                  Whenever it is provided in this Indenture or under the indenture legislation that the Corporation will deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited will, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(d)                                 Whenever Applicable Legislation requires that evidence referred to in Subsection (a) above be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Executive Vice-President, Vice-President, Secretary, Controller, Treasurer, or any Assistant-Secretary or Assistant-Treasurer of the Corporation.

(e)                                  Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(f)                                   Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

(g)                                  The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisors as it may reasonably require for the purpose of determining and discharging its duties and administering its obligations hereunder and may pay reasonable remuneration for all services so performed by any of them, and will not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. Any remuneration so paid by the Warrant Agent will be repaid to the Warrant Agent by the Corporation in accordance with Section 6.7.

(h)                                 The Warrant Agent may act and rely and will be protected in acting or not acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the obligations hereof.

11.4                        Warrant Agent May Deal in Warrants

Subject to Section 11.1, the Warrant Agent may buy, sell, lend upon and deal in securities of the Corporation (including, without limitation, Warrants) and generally may contract and enter into financial transactions with the Corporation, without being liable to account for any profits made thereby.

11.5                        Warrant Agent Not Ordinarily Bound

Except as otherwise specifically provided herein, the Warrant Agent will not, subject to the provisions of indenture legislation, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained.

11.6                        Warrant Agent not Required to Give Security

The Warrant Agent will not be required to give any bond or security in respect of the execution of the duties, obligations and powers of this Indenture or otherwise in respect of the premises.

11.7                        Appointment of Warrant Agent and Acceptance of Agency

The Corporation hereby appoints the Warrant Agent as the agent for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued hereunder.  The Warrant Agent hereby accepts the obligations in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

11.8                        Not Bound to Act

(a)                                 Each party to this Agreement other than the Warrant Agent hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(b)                                 The Warrant Agent will retain the right not to act and will not be liable for refusing to act (other than for its own willful misconduct and gross negligence) if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might reasonably be expected to cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. The Warrant Agent will provide notice to the Corporation describing the circumstances of such non-compliance. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it will have the right to resign on 30 days written notice to the Corporation, or such shorter notice as the Corporation may consider sufficient, provided that (i) the Warrant Agent’s written notice will describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Warrant Agent’s satisfaction within such 30 day period, then such resignation will not be effective.

11.9                        Privacy Clause

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about Warrantholders and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)                                 to provide the services required under this Indenture and other services that may be requested from time to time;

(b)                                 to help the Warrant Agent manage its servicing relationships with such individuals;

(c)                                  to meet the Warrant Agent’s legal and regulatory requirements; and

(d)                                 if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party hereto acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Warrant Agent will make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it will not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

11.10                 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental or regulatory action, earthquakes, or any other similar extreme causes in each case affecting the general population (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures which in each case affect the general population). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is properly excusable under this Section 11.10, but such extension is not cumulative and shall not apply in circumstances where performance was not due at the relevant time.

11.11                 Securities and Exchange Commission Matters

The Corporation represents and warrants that it is subject to reporting obligations under Section 13(a) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that it qualifies as a “foreign private issuer” within the meaning of Rule 3b-4 promulgated under the Exchange Act. The Central Index Key that has been assigned to the Corporation for filing purposes is: 0001322422. The Corporation covenants to deliver written notice to the Warrant Agent promptly in the event that the Corporation either ceases to be subject to such reporting obligations or ceases to qualify as a “foreign private issuer”. The Corporation acknowledges that the Warrant Agent is relying upon the foregoing representations, warranties and covenant in connection with certain regulatory requirements applicable to the Warrant Agent as a transfer agent registered under the Exchange Act.

11.12                 Rights and Duties of Warrant Agent

(a)                                 The Warrant Agent, in exercising its powers and discharging its duties hereunder, will:

(i)                                     act honestly and in good faith with a view to the best interests of the Warrantholders; and

(ii)                                  exercise the care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances.

(b)                                 No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith.

(c)                                  The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Warrant Certificates (except its countersignature thereof) or be required to verify same. All such statements and recitals are and will be deemed to have been made by the Corporation only.

(d)                                 None of the provisions contained in this Indenture will require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or obligations or in the exercise of any of its rights or powers unless funded and indemnified.

(e)                                  The Corporation hereby agrees to indemnify and hold harmless the Warrant Agent, its officers, directors, agents and employees against any liability, loss, claim, action, cost and expenses, including legal fees and disbursements (collectively, the “Liabilities”), which may be asserted against the Warrant Agent arising from or out of this Indenture, provided that the Corporation will not be required to indemnify the Warrant Agent in the event that such Liabilities are the result of the gross negligence or wilful misconduct of the Warrant Agent. This provision will survive the resignation or removal of the Warrant Agent or the termination of this Indenture.

(f)                                   The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the

Warrantholders hereunder is on the condition that, when required by notice to the Warrantholders by the Warrant Agent, the Warrant Agent is furnished by the Warrantholders with sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture will require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(g)                                  The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent will issue receipts.

(h)                                 Subject to this Section 11.12, the Warrant Agent will not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it will have been required to do so under the terms hereof; nor will the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice will distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice will in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent will take action with respect to any default.

(i)                                     The Warrant Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, bad faith or willful misconduct.

ARTICLE 12
SUPPLEMENTAL INDENTURES

12.1                        Supplemental Indentures

(a)                                 From time to time the Warrant Agent and the Corporation may, subject to receipt of any necessary regulatory approvals and to the provisions hereof, and they will, when required by this Indenture, execute and deliver, by their proper officers, indentures or instruments supplemental hereto, which thereafter will form part hereof, for any one or more of the following purposes:

(i)                                     adding additional covenants and enforcement provisions for the benefit of the Warrantholders, and/or other provisions provided that the same are not, in the opinion of the Warrant Agent, relying on the opinion of Counsel, prejudicial to the interests of the Warrantholders, in any material respect, and/or as in the opinion of Counsel are necessary or advisable;

(ii)                                  making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, or for the purpose of obtaining a listing or quotation of the Warrants on any Stock Exchange, provided that the same are not, which, in the opinion of the Warrant Agent, relying on the opinion of Counsel, will not be prejudicial to the interests of the Warrantholders in any material respect;

(iii)                               evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(iv)                              adding to, deleting from or altering the provisions hereof in respect of the transfer of Warrants or the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates provided that any such action in the opinion of Counsel does not adversely affect the rights of the Warrantholders;

(v)                                 with the prior approval of each Stock Exchange, modifying any provision of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief will be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the opinion of Counsel, such modification or relief in no way prejudices any of the rights or interest of the Warrantholders in any material respect or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same will become operative;

(vi)                              giving effect to any extraordinary resolution passed as provided in Article 9;

(vii)                           at the sole option of the Corporation, deleting and/or limiting the Corporation’s right to give an In-The-Money Settlement Notice and/or deleting and/or limiting the Corporation’s ability to pay the In-The-Money Value in whole or in part in cash;

(viii)                        at the sole option of the Corporation, deleting the Corporation’s right under Section 3.2 to extend the Expiry Date; and

(ix)                              for any other purpose not inconsistent with the terms of this Indenture, if in the opinion of the Warrant Agent, relying on the opinion of Counsel, the rights of the Warrant Agent and of the Warrantholders, are not prejudiced thereby in any material respect.

(b)                                 The Warrant Agent may also, without the consent or concurrence of the Warrantholders, by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto.

ARTICLE 13
GENERAL

13.1                        Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.

13.2                        Formal Date

This Indenture may be referred to as bearing the formal date July 15, 2014 irrespective of the actual date of execution hereof.

13.3                        Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or the Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

13.4                        Assignment

Subject to Sections 8.1 and 11.2, neither this Indenture nor any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party and any purported assignment of this Indenture that does not comply with this Section 13.4 will be considered null and void.

13.5                        Successors

This Indenture will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

13.6                        Further Assurances

The parties shall with reasonable diligence, do all things and provide all such reasonable assurance as may be required to consummate the transactions contemplated by this Indenture and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Indenture and carry out its provisions.

13.7                        Severability

If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance will be invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable will not be affected thereby and each remaining term, covenant or condition of this Indenture will be valid and will be enforceable to the fullest extent permitted by law.

13.8                        Entire Agreement

This Indenture constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

HUDBAY MINERALS INC.

Per:	/s/ Patrick Donnelly
Name: Patrick Donnelly
Title: Vice President, Legal and Corporate Secretary

EQUITY FINANCIAL TRUST COMPANY

Per:	/s/ Donald Crawford
Name: Donald Crawford
Title: Corporate Trust Officer

Per:	/s/ Carol Mikos
Name: Carol Mikos
Title: Vice President Trust Services

SCHEDULE A

(FORM OF WARRANT CERTIFICATE)

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON, BUT NOT PRIOR TO, JULY 20, 2018 (OR SUCH OTHER DATE TO WHICH THE EXPIRY DATE MAY BE EXTENDED BY THE CORPORATION, FROM TIME TO TIME, PURSUANT TO SECTION 3.2 OF THE WARRANT INDENTURE) BEFORE 5:00 P.M. (TORONTO TIME) ON SUCH DATE, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

[For Warrants originally issued to and held by CDS, and each Warrant issued in exchange therefor or in substitution thereof:] THIS CERTIFICATE IS A GLOBAL WARRANT WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) OR A NOMINEE THEREOF. THIS GLOBAL WARRANT MAY NOT BE TRANSFERRED OR REGISTERED IN THE NAME OF ANY PERSON OTHER THAN CDS OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY GLOBAL WARRANT AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL WARRANT WILL BE A GLOBAL WARRANT SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO HUDBAY MINERALS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

[For Warrants originally issued to and held by DTC, and each Warrant issued to DTC in exchange therefor or in substitution thereof:] UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HUDBAY MINERALS INC., THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE CORPORATION, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

CUSIP: 443628136
ISIN: CA4436281360

Warrants

HUDBAY MINERALS INC.

No.                             Common Share Purchase Warrants

THIS IS TO CERTIFY that, for value received,                                                                          (the “holder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) specified above of HudBay Minerals Inc. (the “Corporation”). Each whole Warrant entitles the holder thereof to acquire one fully paid and non-assessable common share of the Corporation (each, a “Common Share”) or, after the Corporation has delivered an In-the-Money Settlement Notice, the Common Shares, cash or a combination thereof pursuant to Section 3.4 of the Warrant Indenture (as defined below) in the manner and subject to the restrictions set forth herein on July 20, 2018 or such other date to which the Expiry Date may be extended by the Corporation, from time to time (the “Expiry Date”) pursuant to the Warrant Indenture, by surrendering to Equity Financial Trust Company (the “Warrant Agent”) before 5:00 p.m. (the “Time of Expiry”) on such date:

(i)                  a duly completed and executed exercise form attached hereto (an “Exercise Form”);

(ii)               this Warrant Certificate; and

(iii)            unless the Corporation has delivered an In-the-Money Settlement Notice (as defined below), a bank draft, money order, certified cheque (or in the case of the Depository, a wire transfer) in lawful money of Canada payable at par to the Corporation for the aggregate exercise price for the Common Shares subscribed for.

The Warrant Certificate, the Exercise Form and the wire transfer, money order or certified cheque, if applicable, shall be deemed to be so surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at a principal transfer office of the Warrant Agent in Toronto, or such other place as may be designated by the Corporation with the approval of the Warrant Agent (each, a “Warrant Agency”).

The Corporation may, at its option, by written notice (the “In-the-Money Settlement Notice”) at least 60 days before the Expiry Date, elect to satisfy its obligations in respect of the Warrants for which any properly completed and executed Exercise Form has been received in accordance with Section 3.3 of the Warrant Indenture by payment of their In-the-Money Value (as defined in the Warrant Indenture). The Corporation shall have the option to satisfy the In-the-Money Value in respect of each such Warrant by delivering a number of Common Shares, cash, or a combination of Common Shares and cash with a value equal to the In-the-Money Value, and for those purposes each Common Share so delivered shall be deemed to have a value equal to the current market price as at the Expiry Date. An exercise pursuant to this Section 3.4 shall be referred to as an “In-the-Money Settlement”. For certainty, the Corporation’s election of whether to satisfy the In-the-Money Value with a number of Common Shares, cash or a combination of Common Shares and cash may be made at any time up to and including the time that the notice required under Section 3.6(a)(ii)(A) of the Warrant Indenture is required to be given.

Subject to adjustment hereof in the events and in the manner set forth in the Warrant Indenture, the price payable for each Common Share upon exercise of a whole Warrant shall be $15.00 in lawful money of Canada.

As provided in the Warrant Indenture, certificates for Common Shares to be issued will be mailed to the persons specified in the Exercise Form at the addresses specified therein or, if so specified in such Exercise Form, delivered to such persons at the office of the Warrant Agent where such Warrant Certificate was surrendered, within five business days after the Corporation receives notice from the Warrant Agent of exercise (which notice is required to be provided as soon as practicable and in any event within five business days of the due surrender of such Warrant Certificate and payment as aforesaid, if applicable, including any applicable taxes). Participants in the book-based system of CDS Clearing and Depository Services Inc. (“CDS”) will not receive physical share certificates representing the Common Shares so issued but will have their interests registered in the book-based system of CDS.

As provided in the Warrant Indenture, if the Corporation has delivered an In-the-Money Settlement Notice, within five business days of receipt of notice from the Warrant Agent of exercise (which notice is required to be provided as soon as practicable and in any event within five business days of the due surrender of such Warrant Certificate and payment as aforesaid, if applicable, including any applicable taxes), the Corporation will (i) cause to be paid to the person or persons specified to receive such payment in the Exercise Form, at the address(es) specified therein or (ii) if so specified in such Exercise Form, cause to be paid to such person or persons at the office of the Warrant Agent where such Warrant Certificate was surrendered, the number of Common Shares, cash or a combination of Common Shares and cash payable to such person or persons pursuant to the Warrant Indenture.

The holder of this Warrant Certificate may exercise the Warrantholders’ rights in respect of a number of Common Shares less than the number to which the holder is entitled pursuant to this Warrant Certificate. In such event, the holder upon exercise hereof shall not be entitled to receive a new Warrant Certificate in respect of the balance of the Warrants represented by this Warrant

Certificate and which were not exercised and the unexercised Warrants will be void and of no value or effect. Notwithstanding anything contained in the Warrant Indenture, including any adjustment provided for in Article 4, the Corporation will not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. To the extent that a Warrantholder would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, the Corporation will, in lieu of delivering the fractional Common Share, satisfy the right to receive such fractional interest by payment to the Warrantholder of an amount in cash (computed in the case of a fraction of a cent, to the next lower cent) equal to the value of the right to acquire such fractional interest on the basis of the current market price of the Common Shares as at the date of exercise; provided, however, that in no event will the Corporation be required to make a cash payment that is less than $5.00.

If any of the Common Shares is to be issued to a person or persons other than the Warrantholder, the Warrantholder will pay to the Corporation or the Warrant Agent on behalf of the Corporation all applicable transfer or similar taxes and the Corporation will not be required to issue or deliver certificates evidencing Common Shares unless or until the Warrantholder has paid to the Corporation or the Warrant Agent on behalf of the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

The Warrants represented by this Warrant Certificate are part of the Warrants of the Corporation issued or issuable under the provisions of an indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of July 15, 2014 between the Corporation and the Warrant Agent, as warrant agent. Reference is hereby made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of the Corporation and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrant(s) evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. The Corporation will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Warrant Indenture.

Upon presentation at a Warrant Agency, subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrant Certificates representing in the aggregate an equal number of Warrants as held under the Warrant Certificate or Warrant Certificates so exchanged.

Nothing contained in this Warrant Certificate, the Warrant Indenture or otherwise shall confer, nor be construed as conferring, upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Corporation or any other right or interest except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustments to the exercise price and to the number of Common Shares issuable upon exercise of the Warrants, on the occurrence of certain events, including (a) the subdivision or consolidation of the outstanding Common Shares; (b) the distribution of Common Shares or securities exchangeable or convertible into Common Shares to all or substantially all the holders of Common Shares by way of a share distribution, other than a Rights Offering, a Special Distribution or a “distribution paid in the ordinary course” (each as defined in the Warrant Indenture), and the exercise of equity compensation plans; (c) the distribution to all or substantially all the holders of Common Shares of rights, options or warrants (other than Warrants) entitling them for a period expiring not more than 45 days after the record date of such issuance to subscribe for or purchase Common Shares (or securities exchangeable for or convertible into Common Shares) at a price per share (or having a conversion price or exchange price) of less than 95% of the “current market price” (as defined in the Warrant Indenture) on such record date; and (d) the distribution to all or substantially all of the holders of Common Shares of: (A) shares of the Corporation of any class other than the Common Shares, rights, options or warrants to acquire Common Shares or securities exchangeable or convertible into Common Shares, at a price per share to the holders (or at an exchange or conversion price) of less than 95% of the “current market price” on such record date; or (B) other assets of the Corporation, or evidences of indebtedness or cash, securities or any property or other assets, other than a “distribution paid in the ordinary course”. The Warrant Indenture also provides for adjustment in the rights of subscription or purchase, including the amount of and kind of securities or other property purchasable upon exercise of the Warrants in the event of (a) any reclassification of the Common Shares, (b) a consolidation, amalgamation, plan of arrangement or merger of the Corporation with another entity, and (c) the sale, conveyance or transfer of all or substantially all of the Corporation’s assets as an entirety.

The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the Warrantholders holding a specified majority of the then outstanding Warrants.

The Warrants evidenced by this certificate may only be transferred in accordance with applicable requirements of any stock exchange and upon executing the Transfer Form attached hereto and, subject thereto, may be transferred on the register kept at the Warrant Agency, and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Warrant Agent may designate, by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, only upon compliance with the conditions prescribed in the Warrant Indenture and upon compliance with such reasonable requirements as the Warrant Agent may prescribe.

The Warrants evidenced hereby shall not be exercised by any U.S. person if no registration statement under the U.S. Securities Act registering the Common Shares issuable upon the exercise of the Warrants evidenced hereby is effective, unless an exemption from the registration requirements to the U.S. Securities Act is available. If no such exemption is available, the Corporation shall permit such holder to In-the-Money Settlement, to the extent provided for in Section 3.1 of the Warrant Indenture.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

IN WITNESS WHEREOF HudBay Minerals Inc. has caused this Warrant Certificate to be signed by its • as of •, 20•.

HUDBAY MINERALS INC.

Per:
Name:
Title:

Per:
Name:
Title:

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

EQUITY FINANCIAL TRUST COMPANY

Per:
Name:
Title:

There will be endorsed on the reverse side of the Warrant Certificates an Exercise Form substantially as follows:

In order to exercise Warrants a holder of Warrants must deliver by hand or mail to Equity Financial Trust Company at its principal transfer office in Toronto, or such other place as may be designated by the Corporation with the approval of the Warrant Agent (each a “Warrant Agency”) the Warrant Certificate, as applicable, and this Exercise Form (duly completed and executed by the holder), together with, unless the Corporation has delivered an In-the-Money Settlement Notice, a bank draft, money order, certified cheque (or in the case of the Depository, a wire transfer) in lawful money of Canada payable to or to the order of the Corporation, at par, in the city where such Warrant Certificate is surrendered, in an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for (the “Exercise Materials”).

The Exercise Materials may be delivered by hand or mail to the Warrant Agency. They must be received by the Warrant Agency on or before 5:00 p.m. (Toronto time) on July 20, 2018 (or such other date as may be extended, from time to time, pursuant to the Warrant Indenture mentioned in the within Warrant Certificate). The method of delivery of the Exercise Materials is at the option and risk of the Warrantholder. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Exercise Materials will be determined by HudBay Minerals Inc. in its reasonable discretion, which determination shall be final and binding on all parties.

EXERCISE FORM

TO:                                                                           HUDBAY MINERALS INC.
c/o EQUITY FINANCIAL TRUST COMPANY

As applicable:

☐                                    The undersigned holder of the within Warrant Certificate hereby subscribes for                                              Common Shares of HudBay Minerals Inc. (or such number of Common Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in the within Warrant Certificate) pursuant to the Warrant Indenture at $15.00 per share (or the adjusted exercise price at which the undersigned is entitled to purchase such shares under the provisions of the Warrant Indenture) on the terms specified in the Warrant Certificate and Warrant Indenture and encloses herewith a bank draft, money order or certified cheque, in lawful money of Canada, in payment of the exercise price.

OR

☐                                    The undersigned holder of the within Warrant Certificate has received an In-the-Money Settlement Notice from HudBay Minerals Inc. and will receive Common Shares, cash or a combination of Common Shares and cash on the terms specified in the Warrant Certificate and Warrant Indenture.

The undersigned hereby irrevocably directs that the Common Shares and/or cash, as applicable, be issued or paid and delivered as follows:

		If NO In-the-Money Settlement	If In-the-Money Settlement
Name(s) in full	Address(es) (Include Postal Code)	Number of Common Shares	Percentage of Cash and/or Common Shares Payable to Each Person Listed

TOTAL

Please print full name in which share certificate(s) are to be issued. Participants in the book-based system of CDS Clearing and Depository Services Inc. (“CDS”) will not receive physical share certificates representing the Common Shares so issued but will have their interests registered in the book-based system of CDS. If any of the shares is to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges.)

DATED this                   day of                                                  , 20          .

Signature

Print name and address in full below:

Name

Address, including Postal Code:

Instructions:

1                 Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2                 If the Exercise Form is signed by a director, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Exercise Form must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

☐                                    Please check box if certificates representing these shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address(es) set forth above.

3                                         If the Common Shares are to be issued to a person other than the Warrantholder, the signature(s) on this form must be guaranteed by an authorized officer of a major Canadian Schedule I chartered bank whose sample signature(s) are on file with the transfer agent or by a member of an acceptable Medallion Signature Guarantee Program.  Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” stamp affixed to the Transfer Form.

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to (insert name and address of transferee),                                                             ,                                       common share purchase warrants (the “Warrants”) of HudBay Minerals Inc. registered in the name of the undersigned on the records of HudBay Minerals Inc. maintained by Equity Financial Trust Company represented by this Warrant Certificate and irrevocably appoints                                                                                                          the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

If less than all the Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)                                 should be sent by first class mail to the following address:

(b)                                 should be held for pick up at the office of the Warrant Agent at which this Warrant Certificate is deposited.

DATED this                   day of                                                  , 20          .

(Signature Guaranteed)	(Signature of Warrantholder

(Print Name of Warrantholder)

(Print Address in Full)

Instructions:

1                 The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of a major Canadian Schedule I chartered bank whose sample signature(s) are on file with the transfer agent or by a member of an acceptable Medallion Signature Guarantee Program.  Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” stamp affixed to the Transfer Form.

2                 If the Transfer Form is signed by a director, executor, administrator, curator, guardian, attorney or any person acting in a fiduciary or representative capacity, the Transfer Form must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

3                 Warrants will only be transferable in accordance with applicable laws and the terms of the Warrant Indenture. The transfer of Warrants to a purchaser may result in the Common Shares obtained upon the exercise of the Warrants not being freely tradable in the jurisdiction of the transferee.

TO DIVIDE OR COMBINE WARRANT CERTIFICATES

Fill in and sign below and surrender this Warrant Certificate to the Warrant Agent in ample time for new Warrant Certificates to be issued and used.

Deliver to the undersigned Warrantholder, at the address mentioned below, new certificates as follows:

Certificate(s) for	Warrants each

Certificate(s) for	Warrants each

Certificate(s) for	Warrants each

DATED this                   day of                                                  , 20          .

(Signature of Warrantholder)

Print name and address in full below.

Name:

Address
(including Postal Code)